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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549



                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): January 22, 2001


                                 CONVERSE INC.
            (Exact name of registrant as specified in its charter)



           Delaware                      1-13430                  04-1419731
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
  incorporation or organization)                             Identification No.)


       ONE FORDHAM ROAD                                              01864
NORTH READING, MASSACHUSETTS                                      (Zip Code)
(Address of principal executive offices)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (978) 664-1100
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     This Current Report on Form 8-K is filed by Converse Inc., a Delaware corporation (the "Company"), in connection with matters described herein.


ITEM 3.   BANKRUPTCY OR RECEIVERSHIP
          --------------------------

     On January 22, 2001 (the "Petition Date"), the Company filed a voluntary petition to reorganize as a debtor in possession under chapter 11 of title 11 of the United States Code. The case is currently pending in the U.S. District Court for the District of Delaware, Case # 01-0223, before Chief Judge Sue L. Robinson (the "Court").

     On the Petition Date, the Court approved on an interim basis the Company's motion to authorize the Company to obtain post-petition financing from a lender group for which Bankers Trust Company, an affiliate of Deutsche Banc Alex. Brown, acts as agent. The Court also entered orders approving various "first day" motions and applications including orders authorizing payment of: (i) certain pre-petition employee wages, salaries and related expenses; (ii) certain pre-petition customer obligations; and (iii) certain pre-petition claims of critical vendors.

     In a press release on the Petition Date, the Company described, among other things, its plan to cease its manufacturing operations and transition to a licensing-only business model. The press release is attached to this report as
Exhibit 99.1

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
          ---------------------------------

     (c)  EXHIBITS

     10.1 Postpetition Credit Agreement, dated as of January 22, 2001 among the Company, certain lenders and Bankers Trust Company, an affiliate of Deutsche Banc Alex. Brown, as agent for the lenders.

     99.1 Press release dated January 22, 2001.

                                       2
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in North Reading, Massachusetts on January 30, 2001.

                                       CONVERSE INC.



                                       By: /s/ James E. Lawlor
                                           -------------------
                                           James E. Lawlor
                                           Senior Vice President and
                                           Chief Financial Officer

                                       3
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                               INDEX TO EXHIBITS


Exhibit                                                              Page
-------                                                              ----

10.1      Postpetition Credit Agreement, dated as of January 22,
          2001 among the Company, certain lenders and Bankers
          Trust Company, an affiliate of Deutsche Banc Alex. Brown,
          as agent for the lenders.                                     5

99.1      Press release dated January 22, 2001.                       148